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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Amendment No. 1 to the Registration Statement on Form S-3, (Nos. 33-44826; 33-57533; 33-63097; 333-7229; 333-13811; 333-15375;
333-18273; 333-43137; and 333-51367); the Registration Statements on Form S-8 (Nos. 2-80406; 33-45279; 33-60695; 333-02875; 333-07105; 333-20913 and
333-24331) and the Post-Effective Amendment No. 1 on Form S-8 to Registration Statements on Form S-4 (Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208;
333-16189 and 333-40515) of NationsBank Corporation of our report dated January 9, 1998, appearing on page 46 of the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 13, 1998 appearing on page 75 of the Current Report on Form 8-K filed April 16, 1998.





PRICE WATERHOUSE LLP
Charlotte, North Carolina
May 19, 1998